UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 15, 2007
Health Benefits Direct Corporation
(Exact name of registrant as specified in charter)

Delaware	333-123081	98-0438502

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
150 N. Radnor-Chester Road
Suite B-101
Radnor, Pennsylvania 19087
(Address of principal executive offices)
(484) 654-2200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Amendment No. 1 to Option — Daniel Brauser
     On February 15, 2007, Health Benefits Direct Corporation (the “Company”) and Daniel Brauser, the Company’s Senior Vice President, entered into Amendment No. 1 (the “Amendment”) to Mr. Brauser’s Option dated November 10, 2005 (the “Option”). The Amendment was approved by the Company’s board of directors (the “Board”) on February 15, 2007. Under the Option, Mr. Brauser has the right to purchase, at an exercise price of $2.50 per share, 500,000 fully-paid and non-assessable shares (the “Option Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”).
     Under the terms of the Option, the vesting schedule of the Option Shares was as follows: (a) 25% of the Option Shares on or after the first anniversary of the Option’s grant date; (b) 10,416 Option Shares on or after the last day of each month thereafter; and (c) 10,440 Option Shares on or after November 30, 2009. As of February 15, 2007, the Option was vested with respect to 145,832 Option Shares and remained unvested with respect to the remaining 354,168 Option Shares. The Amendment, among other things, accelerates the vesting schedule of the Option Shares as follows: (v) 25% of the Option Shares subject to the Option on the first anniversary of the Option’s date of grant; (w) an additional 10,416 Option Shares on December 31, 2006; (x) an additional 10,416 Option Shares on January 31, 2007; (y) an additional 19,966 Option Shares on February 15, 2007; and (z) an additional 30,382 Option Shares on the last day of each month thereafter beginning on February 28, 2007 through December 31, 2007.
     The Amendment also provides that, in the event Mr. Brauser is removed as an officer or employee of the Company at any time on or before December 31, 2007, 100% of the Option Shares that are unexercisable as of the removal date will become fully vested upon such removal. Alternatively, in the event Mr. Brauser resigns as an employee of the Company at any time after March 31, 2007 but before December 31, 2007, 50% of the Option Shares that are unexercisable as of the resignation date will become exercisable upon such resignation.
     Finally, the Amendment provides that, upon the termination of Mr. Brauser’s employment with the Company for any reason, the vested portion of Mr. Brauser’s Option Shares as of the date of such termination will remain exercisable by Mr. Brauser for one year following such termination.
     The foregoing description of the Amendment is qualified in its entirety by reference to the copy of the Amendment which is attached as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.
Approval of Salary Increase for Charles A. Eissa
     On February 15, 2007, the Board ratified and approved an increase in annual base salary for Charles A. Eissa, the Company’s President and Chief Operating Officer, from $214,200 to $250,000, effective as of April 28, 2006.
Restricted Stock Grants to Officers
     On February 15, 2007, the Company granted 125,000 restricted shares of Common Stock to each of Charles A. Eissa, the Company’s President and Chief Operating Officer, and Ivan M. Spinner, the Company’s Senior Vice President, in accordance with the terms of the Company’s 2006 Omnibus Equity Compensation Plan. The shares granted to Messrs. Eissa and Spinner will vest as follows:

50,000 shares on February 15, 2008; 50,000 additional shares on February 15, 2009; 2,083 shares per month on the 15th day of each month thereafter beginning on March 15, 2009 through January 15, 2010; and 2,087 shares on February 15, 2010.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description
10.1	Amendment No. 1 to Option, dated as of February 15, 2007, delivered by Health Benefits Direct Corporation to Daniel Brauser

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 16, 2007

HEALTH BENEFITS DIRECT CORPORATION
By:	/s/ ANTHONY R. VERDI
	Name:	Anthony R. Verdi
	Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Amendment No. 1 to Option, dated as of February 15, 2007, delivered by Health Benefits Direct Corporation to Daniel Brauser

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